Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (registration number 333-101553) of ParthusCeva, Inc. of our report dated January 21, 2003, with respect to the consolidated financial statements and financial statement schedule for each of the three years included in the period ended December 31, 2002 included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

/S/ KOST FORRER & GABBAY

KOST FORRER & GABBAY

A Member of Ernst & Young Global

Tel-Aviv, Israel

March 28, 2003